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                                                                    EXHIBIT 10.2

                               TERM LOAN AGREEMENT

                            DATED AS OF APRIL 8, 2004

                                      AMONG

                          MISSION RESOURCES CORPORATION
                                  AS BORROWER,

                        GUGGENHEIM CORPORATE FUNDING, LLC
                              AS COLLATERAL AGENT,

                                       AND

                          THE LENDERS SIGNATORY HERETO

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                                TABLE OF CONTENTS

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
ARTICLE I    DEFINITIONS AND ACCOUNTING MATTERS...........................................      1
        Section 1.01  Terms Defined Above.................................................      1
        Section 1.02  Certain Defined Terms...............................................      1
        Section 1.03  Accounting Terms and Determinations.................................     14

ARTICLE II   COMMITMENTS .................................................................     14
        Section 2.01  Loans...............................................................     14
        Section 2.02  Fees................................................................     15
        Section 2.03  Several Obligations.................................................     15
        Section 2.04  Notes...............................................................     15
        Section 2.05  Prepayments.........................................................     15
        Section 2.06  Lending Offices.....................................................     16

ARTICLE III    PAYMENTS OF PRINCIPAL AND INTEREST.........................................     16
        Section 3.01  Repayment of Loans..................................................     16
        Section 3.02  Interest............................................................     16
        Section 3.03  Intercreditor Agreement.............................................     17

ARTICLE IV   PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC..............................     17
        Section 4.01  Payments............................................................     17
        Section 4.02  Pro Rata Treatment..................................................     17
        Section 4.03  Computations........................................................     17
        Section 4.04  Non-receipt of Funds by the Collateral Agent........................     18
        Section 4.05  Set-off, Sharing of Payments, Etc...................................     18
        Section 4.06  Taxes...............................................................     19
        Section 4.07  Disposition of Proceeds.............................................     21

ARTICLE V    [RESERVED] ..................................................................     22

ARTICLE VI   CONDITIONS PRECEDENT ........................................................     22
        Section 6.01  Conditions to Funding...............................................     22
        Section 6.02  Conditions to the Lenders' Obligations..............................     25
        Section 6.03  Conditions Precedent for the Benefit of Lenders.....................     25
        Section 6.04  No Waiver...........................................................     26

ARTICLE VII  REPRESENTATIONS AND WARRANTIES ..............................................     26
        Section 7.01  Corporate Existence.................................................     26
        Section 7.02  Financial Condition.................................................     26
        Section 7.03  Litigation..........................................................     26
        Section 7.04  No Breach...........................................................     27
        Section 7.05  Authority...........................................................     27
        Section 7.06  Approvals...........................................................     27
        Section 7.07  Use of Loans........................................................     27
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
        Section 7.08  ERISA...............................................................     28
        Section 7.09  Taxes...............................................................     29
        Section 7.10  Titles, etc.........................................................     29
        Section 7.11  No Material Misstatements...........................................     29
        Section 7.12  Investment Company Act..............................................     30
        Section 7.13  Public Utility Holding Company Act..................................     30
        Section 7.14  Subsidiaries........................................................     30
        Section 7.15  Location of Business and Offices....................................     30
        Section 7.16  Defaults............................................................     30
        Section 7.17  Environmental Matters...............................................     30
        Section 7.18  Compliance with the Law.............................................     31
        Section 7.19  Insurance...........................................................     32
        Section 7.20  [RESERVED]..........................................................     32
        Section 7.21  Hedging Agreements..................................................     32
        Section 7.22  Restriction on Liens................................................     33
        Section 7.23  Material Agreements.................................................     33
        Section 7.24  Gas Imbalances......................................................     33
        Section 7.25  Partnership Agreement...............................................     34
        Section 7.26  [RESERVED]..........................................................     34
        Section 7.27  Solvency............................................................     34
        Section 7.28  Name Changes........................................................     34
        Section 7.29  Taxpayer Identification Number......................................     34
        Section 7.30  State of Formation..................................................     34

ARTICLE VIII AFFIRMATIVE COVENANTS .......................................................     34
        Section 8.01  Reporting Requirements..............................................     34
        Section 8.02  Litigation..........................................................     36
        Section 8.03  Maintenance, Etc....................................................     37
        Section 8.04  Environmental Matters...............................................     38
        Section 8.05  Further Assurances..................................................     39
        Section 8.06  Performance of Obligations..........................................     39
        Section 8.07  Engineering Reports.................................................     39
        Section 8.08  Title Information and Mortgage Coverage.............................     40
        Section 8.09  Additional Collateral...............................................     41
        Section 8.10  Cash Collateral Account Agreement...................................     42
        Section 8.11  [RESERVED]..........................................................     42
        Section 8.12  ERISA Information and Compliance....................................     42
        Section 8.13  Joinder and Guaranty Agreements.....................................     42

ARTICLE IX   NEGATIVE COVENANTS ..........................................................     43
        Section 9.01  Debt................................................................     43
        Section 9.02  Liens...............................................................     44
        Section 9.03  Investments, Loans and Advances.....................................     44
        Section 9.04  Dividends, Distributions and Redemptions............................     45
        Section 9.05  Sales and Leasebacks................................................     45
        Section 9.06  Nature of Business..................................................     46
        Section 9.07  Limitation on Leases................................................     46
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
        Section 9.08  Mergers, Etc........................................................     46
        Section 9.09  Proceeds of Notes...................................................     46
        Section 9.10  ERISA Compliance....................................................     46
        Section 9.11  Sale or Discount of Receivables.....................................     48
        Section 9.12  [RESERVED]..........................................................     48
        Section 9.13  Current Ratio.......................................................     48
        Section 9.14  Tangible Net Worth..................................................     48
        Section 9.15  Leverage Ratio......................................................     48
        Section 9.16  Interest Coverage Ratio.............................................     48
        Section 9.17  Sale of Mortgaged Properties........................................     49
        Section 9.18  [RESERVED]..........................................................     49
        Section 9.19  Environmental Matters...............................................     49
        Section 9.20  Transactions with Affiliates........................................     49
        Section 9.21  Subsidiaries........................................................     49
        Section 9.22  Negative Pledge Agreements..........................................     49
        Section 9.23  Gas Imbalances, Take-or-Pay or Other Prepayments....................     50
        Section 9.24  Ownership of Subsidiaries...........................................     50
        Section 9.25  Change in Borrower's or Subsidiary's Name or State of Formation.....     50
        Section 9.26  Material Agreements.................................................     50
        Section 9.27  Partnership Agreement...............................................     51

ARTICLE X    EVENTS OF DEFAULT; REMEDIES .................................................     51
        Section 10.01 Events of Default...................................................     51
        Section 10.02 Remedies............................................................     53

ARTICLE XI   THE COLLATERAL AGENT ........................................................     53
        Section 11.01 Appointment, Powers and Immunities..................................     53
        Section 11.02 Reliance by Collateral Agent........................................     54
        Section 11.03 Defaults............................................................     54
        Section 11.04 Rights as a Lender..................................................     54
        SECTION 11.05 INDEMNIFICATION.....................................................     55
        Section 11.06 Non-Reliance on Collateral Agent and other Lenders..................     55
        Section 11.07 Action by Collateral Agent..........................................     56
        Section 11.08 Resignation or Removal of Collateral Agent..........................     56

ARTICLE XII  MISCELLANEOUS ...............................................................     56
        Section 12.01 Waiver..............................................................     56
        Section 12.02 Notices.............................................................     57
        Section 12.03 Payment of Expenses, Indemnities, etc...............................     57
        Section 12.04 Amendments, Etc.....................................................     59
        Section 12.05 Successors and Assigns..............................................     60
        Section 12.06 Assignments.........................................................     60
        Section 12.07 Invalidity..........................................................     60
        Section 12.08 Counterparts........................................................     61
        Section 12.09 References; Use of Word "Including".................................     61
        Section 12.10 Survival............................................................     61
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
        Section 12.11 Captions............................................................     61
        SECTION 12.12 NO ORAL AGREEMENTS..................................................     61
        SECTION 12.13 GOVERNING LAW; SUBMISSION TO JURISDICTION...........................     61
        Section 12.14 Interest............................................................     62
        Section 12.15 Confidentiality.....................................................     63
        Section 12.16 Effectiveness.......................................................     64
        Section 12.17 Exculpation Provisions..............................................     64
        Section 12.18 Arbitration.........................................................     64
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ANNEXES, EXHIBITS AND SCHEDULES

Annex I       - List of Term Loan Amounts

Exhibit A     - Form of Note
Exhibit B     - Form of Compliance Certificate
Exhibit C     - List of Security Instruments
Exhibit D     - Form of Assignment Agreement
Exhibit E     - Form of Joinder Agreement
Exhibit F     - Form of Guaranty

Schedule 7.02 - Liabilities
Schedule 7.03 - Litigation
Schedule 7.09 - Taxes
Schedule 7.10 - Titles, etc.
Schedule 7.14 - Subsidiaries and Partnerships
Schedule 7.17 - Environmental Matters
Schedule 7.19 - Insurance
Schedule 7.21 - Hedging Agreements
Schedule 7.23 - Material Agreements
Schedule 7.24 - Gas Imbalances
Schedule 9.01 - Debt
Schedule 9.02 - Liens
Schedule 9.03 - Investments, Loans and Advances

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                  THIS TERM LOAN AGREEMENT dated as of April 8, 2004 is among
MISSION RESOURCES CORPORATION, a corporation formed under the laws of the State of Delaware (the "BORROWER"); the subsidiaries of the Borrower, each of which is or becomes a signatory hereto as provided in Section 8.13; each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in
Section 12.06 (individually, together with its successors and assigns, a "LENDER" and, collectively, the "LENDERS"); and Guggenheim Corporate Funding, LLC, (in its individual capacity, "GUGGENHEIM"), as collateral agent for the Lenders (in such capacity, together with its successors in such capacity, the "COLLATERAL AGENT").

                                 R E C I T A L S

         A. The Borrower has requested that the Lenders provide one or more term loans to the Borrower; and

         B. The Lenders have agreed to make such term loans subject to the terms and conditions of this Agreement.

         C. In consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto agree as follows:

                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

                  Section 1.01 Terms Defined Above. As used in this Agreement, the terms "COLLATERAL AGENT," "BORROWER," "LENDER," "LENDERS," and "GUGGENHEIM" shall have the meanings indicated above.

                  Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have equivalent meanings when used in the plural and vice versa):

         "AFFILIATE" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") such corporation or other Person; provided that, the previous clause of this sentence notwithstanding, for purposes of this Agreement, Guggenheim and its Affiliates (excluding the Borrower and its Subsidiaries) shall be deemed not to be Affiliates of the Borrower.

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         "AGREEMENT" shall mean this Term Loan Agreement, as the same may from time to time be amended or supplemented.

         "APPLICABLE LENDING OFFICE" shall mean, for each Lender, the lending office of such Lender (or an Affiliate of such Lender) designated for such Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Collateral Agent and the Borrower as the office by which its Loans are to be made and maintained.

         "ASSIGNMENT" shall have the meaning assigned such term in Section 12.06(b).

         "BLACK HAWK" shall mean Black Hawk Oil Company, a Delaware corporation

         "BUSINESS DAY" shall mean any day other than a day on which commercial banks are authorized or required to close in New York, New York, and if such day relates to a payment or prepayment of principal of or interest on, or the Interest Period for, a Loan or a notice by the Borrower with respect to any such payment, prepayment, or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "CASH COLLATERAL ACCOUNT AGREEMENT" shall mean that certain Cash Collateral Account Agreement among the Borrower, each of its Subsidiaries and the Collateral Agent in form and substance satisfactory to Collateral Agent and shall include a financing statement and all other documentation required, in form and substance satisfactory to Collateral Agent to cover and grant a perfected second priority security interest to the Collateral Agent in the cash collateral, and subject only to Liens or any other encumbrances satisfactory to Collateral Agent.

         "CLOSING DATE" shall mean April 8, 2004.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "COMMITMENT" shall mean with respect to each Lender, the commitment of such Lender to make a Loan hereunder on the Effective Date, expressed as an amount representing the principal amount of the Loan to be made by such Lender hereunder. The amount of each Lender's Commitment is set forth on ANNEX I. The aggregate amount of the Lenders' Commitments is $25,000,000.

         "CONSOLIDATED NET INCOME" shall mean with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or

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payment of dividends or similar distributions or transfers or loans by that
Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (iv) the cumulative effect of a change in accounting principles and any gains or losses attributable to write-ups or write-downs of assets.

         "CONSOLIDATED SUBSIDIARIES" shall mean each Subsidiary of a Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP. Unless otherwise indicated, each reference to the term "Consolidated Subsidiary" shall mean a Subsidiary consolidated with the Borrower.

         "CREDIT FACILITY" shall mean the revolving loans and secured commitments under the Senior Credit Agreement.

         "CREDIT FACILITY AGENT" shall mean the administrative agent under the Senior Credit Agreement.

         "CURRENT ASSETS" shall have the meaning assigned such term in Section 9.13.

         "CURRENT LIABILITIES" shall have the meaning assigned such term in
Section 9.13.

         "DEBT" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss with respect to the Debt or obligations of others; (vii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property (if the obligation to purchase Property is incurred to assure a creditor against loss) of others; (viii) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments, except as permitted by Section 9.23 and disclosed by
Section 8.07(c); (ix) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (x) any capital stock or other ownership interest of such Person in which such Person has a mandatory obligation to redeem such stock or other ownership interest prior to the Final Maturity Date; (xi) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; (xii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (xiii) all net obligations of such Person under Hedging Agreements excluding Hedging Agreements with Credit Facility Agent or any lender under the Senior Credit Agreement.

         "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

         "DOLLARS" and "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes (including franchise taxes calculated with respect to income), depreciation, depletion and amortization and any other non-cash charges and non-cash revenues and after eliminating extraordinary items. For the quarter ending June 30, 2004, September 30, 2004 and December 31, 2004, EBITDA shall be calculated by annualizing EBITDA for the period beginning on April 1, 2004; e.g., for the quarter ending June 30, 2004, the calculation for said quarter of 2004 will be multiplied by four, for the two quarters ending September 30, 2004, the calculation for said two quarters will be multiplied by two, and for the three quarters ending December 31, 2004, the calculation for said three quarters of 2004 will be multiplied by one and one-third. Thereafter, EBITDA shall be calculated on a rolling four quarter basis. In addition, for any applicable period during which an acquisition or disposition permitted by this Agreement is consummated, EBITDA shall be determined on a pro forma basis (with such calculation to be consistent with the comparable calculation made pursuant to the Senior Credit Agreement and reasonably acceptable to the Collateral Agent) as if such acquisition or disposition were consummated on the first day of such applicable period.

         "EFFECTIVE DATE" shall have the meaning assigned such term in Section 12.16.

         "ENGINEERING REPORTS" shall mean the reports required by Section 8.07 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Collateral Agent or any Lender.

         "ENVIRONMENTAL LAWS" shall mean any and all applicable Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, OPA, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

         "ERISA EVENT" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "EVENT OF DEFAULT" shall have the meaning assigned such term in Section 10.01.

         "EXCEPTED LIENS" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due, which remain payable without penalty, or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', non-operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than ninety (90) days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases, joint operating agreements, farmout agreements and other similar agreements for rent or royalties and for compliance with the terms of such agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; (vii) Liens permitted by the Security Instruments and (viii) Liens given to secure obligations under the Senior Credit Agreement.

         "EXISTING SENIOR SUBORDINATED UNSECURED NOTES" shall mean the 10 -7/8% Senior Subordinated Notes due 2007, Series C, issued by the Borrower and outstanding in the aggregate principal amount of $87,426,000.00.

         "FEE LETTER" shall mean that certain letter agreement between Guggenheim and the Borrower dated March 29, 2004, concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

         "FINAL MATURITY DATE" shall mean the earlier to occur of (i) the fourth anniversary of the Closing Date, (ii) the date that the Notes are prepaid in full pursuant to Section 2.05 and (iii) termination of this Agreement.

         "FINANCIAL STATEMENTS" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in
Section 7.02.

         "FUNDING" shall mean the funding of the Loans upon satisfaction of the conditions set forth in Section 6.01.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "GOVERNMENTAL AUTHORITY" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their Property or the Collateral Agent, any Lender, or any Applicable Lending Office.

         "GOVERNMENTAL REQUIREMENT" shall mean any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

         "GUARANTOR" shall mean, individually and collectively, (i) each and every Subsidiary of Borrower and all of their direct and indirect Subsidiaries existing as of the date hereof, and (ii) each and every Subsidiary and all of their direct and indirect Subsidiaries hereafter created, acquired or otherwise owned by Borrower, and shall include, without limitation, Black Hawk Oil Company, MSSN Holdings, and Mission E&P.

         "GUARANTY AGREEMENT" shall mean any agreement executed by any Guarantor in form and substance satisfactory to the Collateral Agent guarantying, unconditionally, payment of the Obligations, as the same may be amended, modified or supplemented from time to time.

         "HEDGING AGREEMENTS" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

         "HIGHEST LAWFUL RATE" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on any other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "HYDROCARBON INTERESTS" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

         "HYDROCARBONS" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

         "INDEMNIFIED PARTIES" shall have the meaning assigned such term in
Section 12.03(a)(ii).

         "INDEMNITY MATTERS" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

         "INITIAL RESERVE REPORT" shall mean the report of Netherland Sewell & Associates, Inc., dated as of January 1, 2004, with respect to the Oil and Gas Properties of the Borrower, a copy of which has been delivered to the Collateral Agent.

         "INTERCREDITOR AGREEMENT" shall mean the intercreditor agreement of even date herewith by and among the Borrower, the Guarantors, Wells Fargo Bank, National Association, in its capacity as agent and for each of the Senior Secured Creditors, the Collateral Agent and each of the Lenders.

         "INTEREST COVERAGE RATIO" shall have the meaning ascribed to such term in Section 9.16.

         "INTEREST PERIOD" shall mean, with respect to each Loan, the period commencing on and including the Effective Date or the numerically corresponding day in any month, as applicable, and ending on, but excluding, the numerically corresponding day in the immediately succeeding month.

         Notwithstanding the foregoing: (i) no Interest Period may end after the Final Maturity Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month.

         "LENDER TERMINATION DATE" shall have the meaning assigned to such term in Section 5.05(c).

         "LETTERS IN LIEU" shall mean each and every letter in lieu in form and substance reasonably satisfactory to Collateral Agent executed by the Borrower or any Subsidiary, as applicable, to each of the purchasers of the Hydrocarbons of the Borrower or any Subsidiary produced from the Borrower's and any of its Subsidiaries' Oil and Gas Properties.

         "LEVERAGE RATIO" shall mean, for any period, the ratio of Total Debt as of the last day of such period to EBITDA for such period.

         "LIBOR" shall mean, for each Interest Period for any Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the average of the offered quotations for 30-day LIBOR appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by Collateral Agent and Borrower) as of 11:00 a.m., New York, New York time (or, as soon thereafter as practicable) two (2) LIBOR Business Days prior to the first day of such Interest Period for deposits in Dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR borrowing to which such Interest Period relates. If none of such Telerate Page 3750 nor any successor or similar service is available, then "LIBOR" shall mean, with respect to any Interest Period for any applicable LIBOR borrowing, the rate of interest per annum, rounded upwards, if necessary, to the nearest 1/16th of 1%, quoted by Collateral Agent at or before 11:00 a.m., New York, New York time (or, as soon thereafter as practicable), TWO (2) LIBOR Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to Collateral Agent by one or more prime banks selected by Collateral Agent in its sole discretion, in the London interbank market, of deposits in Dollars for delivery on the first day of such Interest Period and having a maturity equal (or as nearly equal as may be) to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the LIBOR borrowing to which such Interest Period relates. Each determination by Collateral Agent of LIBOR shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

         "LIBOR RATE" shall mean, with respect to any Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Collateral Agent to be equal to (A) LIBOR for such Loan for the next succeeding Interest Period plus (B) 5.25%.

         "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties except to the extent the reserves attachable thereto are deducted from the applicable Reserve Report. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "LIMITED LIABILITY COMPANY AGREEMENT" shall mean the First Amended and Restated Limited Liability Company Agreement of Mission Holdings LLC, a Delaware Limited Liability Company, among its Members dated January 8, 2002.

         "LOAN COMMITMENT" shall mean, for any Lender, its obligation to make a Loan as provided in Section 2.01.

         "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Fee Letter and the Security Instruments.

         "LOANS" shall mean the loans as provided for by Section 2.01.

         "LOCKBOX" shall mean the lockbox established pursuant to the Cash Collateral Account Agreement and subject to the Lockbox Agreement.

         "LOCKBOX AGREEMENT" shall mean that certain Lockbox Agreement between the Borrower, its Subsidiaries, and the Collateral Agent in form and substance satisfactory to Collateral Agent which shall grant a second priority security interest in the contents therein and shall include a financing statement in form and substance satisfactory to Collateral Agent covering the contents therein.

         "MAJORITY LENDERS" shall mean, at any time while Loans are outstanding, one or more Lenders holding at least a majority of the outstanding aggregate principal amount of the Loans.

         "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on
(i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and its Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in any Loan Document, or (ii) the ability of the Borrower and its Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents on a timely basis.

         "MATERIAL AGREEMENTS" shall mean all agreements listed on SCHEDULE
7.23.

         "MISSION E&P" shall mean E&P Limited Partnership, a Texas limited partnership.

         "MORTGAGES" shall mean, individually and collectively, (i) each Amended and Restated Consolidated Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of April 8, 2004, covering certain Borrower's and its Subsidiaries' Oil and Gas Properties in Texas and Louisiana, and (ii) each Amended and Restated Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of April 8, 2004, covering certain of Mission E&P's Oil and Gas Properties in New Mexico together with any and all amendments, modifications, supplements and/or restatements thereof.

         "MORTGAGED PROPERTY" shall mean the Property owned by the Borrower and its Subsidiaries and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

         "MSSN HOLDINGS" shall mean Mission Holdings LLC, a Delaware limited liability company.

         "MULTIEMPLOYER PLAN" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

         "NOTES" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.04 and being in the form of EXHIBIT A.

         "NOTICE OF TERMINATION" shall have the meaning assigned such term in
Section 5.05(a).

         "OBLIGATIONS" shall mean all indebtedness, obligations and liabilities of the Borrower or any Subsidiary to any of the Lenders, any of the Lenders' Affiliates or the Collateral Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under any Hedging Agreement, under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement obligations incurred or any of the Notes or other instruments at any time evidencing any thereof, including interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceedings, overdrafts, or any other obligations incurred under this Agreement or any of the Security Agreements and all renewals, extensions, refinancings and replacements for the foregoing.

         "OIL AND GAS PROPERTIES" shall mean Hydrocarbon Interests; any interest of the Person owning such Hydrocarbon Interest in the Properties now or hereafter pooled or unitized with such Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created in connection therewith (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "OPA" shall mean the Oil Pollution Act of 1990.

         "OTHER TAXES" shall have the meaning assigned such term in Section 4.06(b).

         "PARTNERS" shall mean Black Hawk Oil Company and MSSN Holdings.

         "PARTNERSHIP AGREEMENT" shall mean the Agreement of Limited Partnership of Mission E&P Limited Partnership among the Partners dated as of December 4, 2001.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

         "PERMITTED TRANSFER" shall mean (i) the sale of Hydrocarbons in the ordinary course of business, (ii) the sale or transfer of equipment that is (A) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of the Borrower or such Guarantor or (C) contemporaneously replaced by equipment of at least comparable value and use, and (iii) the Transfer of any Oil and Gas Property having a zero or negative value in the most recent Reserve Report; and (iv) the Transfer of Oil and Gas Properties of the Borrower or any Guarantor; where the aggregate fair market value of such Oil and Gas Properties Transferred since the date hereof or, if one or more Redetermination Dates shall have occurred, since the last Redetermination Date is less than or equal to five percent (5%) of the present value discounted at ten percent (10%) of proved developed producing reserves as reflected in the most recent Reserve Report.

         "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         "PLAN" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

         "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document, a rate per annum for the period commencing on the date of occurrence of an Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, four percent (4%) per annum above the interest rate for such Loan as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

         "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "REQUIRED PAYMENT" shall have the meaning assigned such term in Section 4.04.

         "RESERVE REPORT" shall mean a report, in form and substance satisfactory to the Collateral Agent, setting forth, as of each January 1 and July 1 (or in the event of an unscheduled redetermination, the effective date thereof); (i) the oil and gas reserves attributable to the Borrower's and its Subsidiaries' Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions determined by the Collateral Agent at the time and (ii) such other information as the Collateral Agent may reasonably request. The term "Reserve Report" shall also include the information to be provided by the Borrower each year pursuant to Section 8.07(a).

         "RESPONSIBLE OFFICER" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

         "REVOLVING CREDIT COMMITMENT" shall mean, for any lender under the Senior Credit Agreement, its obligation to make Loans and participate in the issuance of Letters of Credit to the extent and on the terms set forth in the Senior Credit Agreement.

         "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

         "SECURITY INSTRUMENTS" shall mean the agreements or instruments described or referred to in EXHIBIT C, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of, the Notes, or this Agreement, as such agreements may be amended, supplemented or restated from time to time.

         "SENIOR CREDIT AGREEMENT" shall mean the Credit Agreement of even date herewith (as amended, restated or supplemented from time to time) among the Borrower, each of the lenders signatory thereto and Wells Fargo Bank, National Association, as agent for the lenders thereunder.

         "SENIOR SECURED LENDERS" shall mean each of the lenders that is a party to the Senior Credit Agreement.

         "SENIOR UNSECURED NOTES" shall mean the 97/8% Senior Notes due 2011 in the original principal amount of $130,000,000.00 issued by the Borrower pursuant to the Senior Unsecured Notes Indenture.

         "SENIOR UNSECURED NOTES INDENTURE" shall mean the Indenture to be dated on the closing date, between the Borrower and The Bank of New York, as Trustee.

         "SPECIAL ENTITY" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which a Person or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g., a sole general partner controls a limited partnership).

         "SUBSIDIARY" shall mean (i) any corporation or other legally formed entity of which at least a majority of the outstanding shares of stock or other ownership interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or other governing body of such entity (irrespective of whether or not at the time stock or any other ownership interest of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by another Person or one or more of such Person's Subsidiaries or by such Person and one or more of its Subsidiaries (and, with respect to the Borrower, shall include, without limitation, Black Hawk, Mission E&P, and MSSN Holdings) and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

         "TANGIBLE NET WORTH" shall mean, as at any date, the sum of the following for the Borrower and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP:

         (i) the amount of preferred stock and common stock at par plus the amount of additional paid in capital of the Borrower, plus

         (ii) the retained earnings (or, in the case of retained earnings deficit, minus the amount of such deficit), minus

         (iii) the sum of the following: cost of treasury shares and the book value of all assets of the Borrower and its Consolidated Subsidiaries which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at additional paid in capital and retained earnings) but in any event including as such intangibles the following: goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof or resulting from any changes in GAAP subsequent to December 31, 2003.

         "TAXES" shall have the meaning assigned such term in Section 4.06(a).

         "TOTAL DEBT" shall mean, without duplication, the sum of: (i) all indebtedness of the Borrower and its Subsidiaries for borrowed money including, but not limited to, senior bank debt, senior notes, and subordinated debt; (ii) capital leases; (iii) issued and outstanding letters of credit; and (iv) contingent obligations for funded indebtedness of the types described in clauses
(i), (ii) and (iii).

         "TRANSFER" shall mean any sale, assignment, farmout, conveyance or other transfer of any Mortgaged Property or any Oil and Gas Property, or any interest in any Mortgaged Property or any Oil and Gas Property (including, without limitation, any working interest, overriding royalty interest, production payment, net profits interest, royalty interest, or mineral fee interest) of the Borrower or any Guarantor.

         "WHOLLY-OWNED SUBSIDIARY" shall mean, as to any Person, any Subsidiary of which all of the outstanding shares of capital stock or other equity interests, on a fully-diluted basis, are owned by such Person or one or more of its Wholly-Owned Subsidiaries or by such Person and one or more of its Wholly-Owned Subsidiaries. Unless otherwise indicated, each reference to a "Wholly-Owned Subsidiary" shall mean a Wholly-Owned Subsidiary of the Borrower.

                  Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Collateral Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in
Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II

                                   COMMITMENTS

                  Section 2.01 Loans.

                  (a) Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make a Loan to the Borrower on the Closing Date in a principal amount equal to the amount of such Lender's Loan Commitment set forth opposite such Lender's name on Annex I; provided that the aggregate principal amount of all such Loans by all Lenders hereunder shall equal $25,000,000.

                  (b) Notice. The Borrower shall deliver, not later than 11:00 a.m., New York time, on the date hereof written notice to each Lender and to the Collateral Agent, which shall be irrevocable, requesting that the Loan by such Lender be funded not later than 1:00 p.m., New York time, on the date hereof.

                  (c) Funding. Not later than 1:00 p.m., New York time, on the Closing Date, each Lender shall make available in immediately available funds the amount of its Loan Commitment to the Collateral Agent, to an account which the Collateral Agent shall specify, for the account of the Borrower. The amounts so received by the Collateral Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower.

                  Section 2.02 Fees. The Borrower shall pay to the Collateral Agent such fees as agreed in the Fee Letter.

                  Section 2.03 Several Obligations. The failure of any Lender to make any Loan to be made by it on the Closing Date shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

                  Section 2.04 Notes. The Loan made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of EXHIBIT A, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to the amount set forth opposite such Lender's name on ANNEX I hereto as originally in effect and otherwise duly completed and such substitute Notes as required by Section 12.06(b). The date, amount, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and prior to any transfer may be endorsed by such Lender on the schedule attached to such Note or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

                  Section 2.05 Prepayments.

                  (a) Voluntary Prepayments. To the extent permitted under the Intercreditor Agreement, the Borrower may prepay the Loans in whole on any Business Day or in part on the last day of the Interest Period for the Loans, in each case upon not less than ten (10) Business Day's prior written notice to the Collateral Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date and the amount of the prepayment (which shall be an integral multiple of $1,000,000.00 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Collateral Agent. Prepayments shall be made at the prices (expressed as percentages of the outstanding principal amount) set forth below, if prepaid during each successive 12-month period beginning on April 9 of each year indicated below:

                       PREPAYMENT
       YEAR              PRICE
-------------------    ----------
2004                      102%
2005                      101%
2006 and thereafter       100%

         provided, however, that no prepayment shall be made prior to the date six months and one day after the Closing Date. Accrued and unpaid interest on the principal amount prepaid, and the prepayment price set forth in this Section 2.05, shall be paid on the prepayment date.

                  Section 2.06 Lending Offices. The Loans made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans.

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

                  Section 3.01 Repayment of Loans.

                  (a) Loans. On the Final Maturity Date the Borrower shall repay the outstanding principal amount of the Notes.

                  (b) Generally. The Borrower will pay to each Lender the principal payments required by this Section 3.01.

                  Section 3.02 Interest.

                  (a)      Interest Rates. Except as otherwise provided in
         Section 3.02(b), the Borrower will pay to each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the Closing Date to, but excluding, the date such Loan shall be paid in full, at the LIBOR Rate, but in no event to exceed the Highest Lawful Rate.

                  (b) Post-Default Rate. Notwithstanding the foregoing, the Borrower will pay to each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

                  (c) Due Dates. Accrued interest on each Loan shall be payable on the last day of each Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Any accrued and unpaid interest on the Loans shall also be paid on the date of any prepayment thereof.

                  (d) Determination of Rates. Promptly after the determination of any interest rate provided for herein or any change therein, the Collateral Agent shall notify the Lenders and the Borrower thereof. Each determination by the Collateral Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

                  Section 3.03 Intercreditor Agreement. All terms of this
Article III are subject to the terms of the Intercreditor Agreement.

                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

                  Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Notes shall be made in Dollars, in immediately available funds, to the Lenders at such account as each of the Lenders shall have specified by notice to the Borrower and the Collateral Agent from time to time, not later than 11:00 a.m. New York, New York time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). Such payments shall be made without (to the fullest extent permitted by applicable law and the terms of the Intercreditor Agreement) defense, set-off or counterclaim. Each payment received by the Collateral Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

                  Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (i) each payment or prepayment of principal of Loans by the Borrower shall be made to the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; and (ii) each payment of interest and premium, if any, on Loans by the Borrower shall be made to the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders.

                  Section 4.03 Computations. Interest on Loans and fees shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed (including the first day, but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be.

                  Section 4.04 Non-receipt of Funds by the Collateral Agent. Unless the Collateral Agent shall have been notified by a Lender prior to the Closing Date (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Collateral Agent, the Collateral Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the Borrower on such date and, if such Lender has not in fact made the Required Payment to the Collateral Agent, the Borrower shall, on demand, repay to the Collateral Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Collateral Agent until, but excluding, the date the Collateral Agent recovers such amount at a rate per annum that will be equal to the LIBOR Rate.

                  Section 4.05 Set-off, Sharing of Payments, Etc.

                  (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled, subject to the terms of the Intercreditor Agreement (after consultation with the Collateral Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on such Lender's Loan, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Collateral Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest of its Loan then due hereunder by the Borrower to such Lender than the percentage of their respective Loans received by any other Lenders, it shall promptly (i) notify the Collateral Agent and each other Lender thereof and (ii) make such adjustments as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loan held by each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this
         Section 4.05 to share the benefits of any recovery on such secured claim.

                  Section 4.06 Taxes.

                  (a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Collateral Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Collateral Agent or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Collateral Agent or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender or the Collateral Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Collateral Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Collateral Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any Security Instrument (hereinafter referred to as "OTHER TAXES").

                  (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE COLLATERAL AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER OR THE COLLATERAL AGENT (ON ITS BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY
         (30) DAYS AFTER THE DATE ANY LENDER OR THE COLLATERAL AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER OR THE COLLATERAL AGENT RECEIVES A REFUND OR

         CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER OR THE COLLATERAL AGENT HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER OR THE COLLATERAL AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE COLLATERAL AGENT IN THE EVENT SUCH LENDER OR THE COLLATERAL AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

                  (d)      Lender Representations.

                           (i) Each Lender represents that it is either (1) a corporation or limited liability company (an "LLC") organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments to be made to it pursuant to this Agreement
                  (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Collateral Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Collateral Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form W-8ECI (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "FORM W-8ECI CERTIFICATION") or (B) Internal Revenue Service Form W-8BEN (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "FORM W-8BEN CERTIFICATION"). In addition, each Lender agrees that if it previously filed a Form W-8ECI Certification, it will deliver to the Borrower and the Collateral Agent a new Form W-8ECI Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form W-8BEN Certification, it will deliver to the Borrower and the Collateral Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Collateral Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this
                  Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Collateral Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Collateral Agent have received a Form W-8BEN Certification or Form W-8ECI Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Collateral Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Collateral Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or (ii) the Borrower or the Collateral Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

                           (ii) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                           (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Collateral Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  Section 4.07 Disposition of Proceeds. The Mortgages contain an assignment by the Borrower unto and in favor of the Lenders of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the Mortgages further provide in general for the application of such proceeds to the satisfaction of the Obligations and other indebtedness, liabilities and obligations described therein and secured thereby. Notwithstanding the assignment contained in the Mortgages, until the occurrence of an Event of Default and subject to the terms of the Intercreditor Agreement, the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower.

                                    ARTICLE V

                                   [RESERVED]

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  Section 6.01 Conditions to Funding.

                  The obligation of the Lenders to make the Loans on the Closing Date is subject to the receipt by the Collateral Agent of all fees payable pursuant to Section 2.02 on or before the Closing Date and the receipt by the Collateral Agent and the Lenders of the following documents (in sufficient original counterparts, other than the Notes, for each Lender) and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Collateral Agent and the Lenders in form and substance:

                  (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Collateral Agent and the Lenders may conclusively rely on such certificate until the Collateral Agent receives notice in writing from the Borrower to the contrary.

                  (b) A certificate of the Secretary or an Assistant Secretary of any Subsidiary that is a corporation or an LLC or a general partner of a Subsidiary that is a partnership or a limited partnership setting forth (i) resolutions of its board of directors with respect to the authorization of the Subsidiary to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Subsidiary (y) who are authorized to sign the Loan Documents to which the Subsidiary is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this

         Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws (and the Regulations if such Subsidiary is an LLC) of the Subsidiary, certified as being true and complete. The Collateral Agent and the Lenders may conclusively rely on such certificate until they receive notice in writing from the Subsidiary to the contrary.

                  (c) A certificate of each partner of each partnership that is a Subsidiary setting forth (i) resolutions of its partners with respect to the authorization of such Subsidiary to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the Persons of such Subsidiary (y) who are authorized to sign the Loan Documents to which such Subsidiary is a party and (z) who will, until replaced by another Person duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized Persons, and (iv) the partnership agreement of such Subsidiary, certified as being true and complete. The Collateral Agent and the Lenders may conclusively rely on such certificate until they receive notice in writing from the Borrower to the contrary.

                  (d) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower, Guarantor(s), and Subsidiaries.

                  (e) A compliance certificate which shall be substantially in the form of EXHIBIT B, duly and properly executed by a Responsible Officer and dated as of the date of the Funding.

                  (f)      The Notes, duly completed and executed.

                  (g) The Security Instruments, including those described on EXHIBIT C, duly completed and executed in sufficient number of counterparts for recording, if necessary.

                  (h) An opinion of each of Porter & Hedges, L.L.P., and Schully, Roberts, Slattery, Jaubert & Marino, PC and James Bruce, Attorney at Law, counsel to the Borrower, Guarantor and the Subsidiaries, in form and substance satisfactory to the Collateral Agent, as to such matters incident to the transactions herein contemplated as the Collateral Agent may reasonably request, including, without limitation, the enforceability of the Mortgages and other Security Instruments and the validity, perfection, and priority of the liens created thereby.

                  (i) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with
         Section 7.19.

                  (j) Title information as the Collateral Agent may require from attorneys satisfactory to the Collateral Agent setting forth the status of title to at least eighty-five percent (85%) of the value of the Oil and Gas Properties included in the Initial Reserve Report.

                  (k) The Security Instruments and related financing statements covering the Mortgaged Property shall have been delivered to special counsel for the Collateral Agent for filing and recording in the appropriate offices to perfect the Liens and security interests created thereby in accordance with the requirements for perfection provided by the attorneys who have furnished the legal opinions called for in (h) above.

                  (l) Letters in Lieu executed by the Borrower or any Subsidiary, as applicable, and a list of the purchasers of the Hydrocarbons of the Borrower or any Subsidiary produced from the Borrower's and any of its Subsidiaries' Oil and Gas Properties.

                  (m) The Collateral Agent shall have been furnished with appropriate UCC search certificates reflecting the filing of all financing statements required to perfect the Liens granted by the Security Instruments and reflecting no prior Liens.

                  (n) The organizational chart of Borrower and its Subsidiaries.

                  (o) All consents in form and substance satisfactory to all Lenders and of all Persons required by the Lenders.

                  (p)      [RESERVED]

                  (q) Collateral Agent shall have received from the Borrower, reviewed, and be satisfied, in Collateral Agent's sole discretion, of the Borrower's and each Subsidiary's (i) existing corporate, limited liability company and partnership documents; (ii) annual financial statements; (iii) most recent interim financial statements; (iv) valuation information of assets proposed by the Borrower to secure the Obligations; (v) all lien searches covering any and all of the Mortgaged Property; (vi) other material documents and agreements (including, without limitation, (1) all Material Agreements and (2) all other material documents and other agreements as the Collateral Agent shall have requested) as the Collateral Agent shall have requested; (vii) the legal, corporate, partnership, and capital structure of the Borrower and its Subsidiaries on the Closing Date and after giving effect to the transactions contemplated hereby; (viii) evidence satisfactory to Collateral Agent that prior to or concurrently with the closing, the Borrower shall have executed all necessary documentation with respect to the Credit Facility on terms and conditions satisfactory to the Collateral Agent, together with an intercreditor agreement executed by Collateral Agent, the Lenders, Borrower, and the Credit Facility Agent, containing terms and conditions satisfactory to Collateral Agent and the Senior Credit Agreement shall be in full force and effect; (ix) evidence satisfactory to the Collateral Agent that prior to or concurrently with the Funding, the Borrower shall have received gross cash proceeds from a drawing under the Credit Facility of at least Twenty-One Million Dollars ($21,000,000); (x) evidence satisfactory to Collateral Agent that prior to or concurrently with the closing, the Borrower shall have received gross cash proceeds from the Senior Unsecured Notes to the Borrower of at least One Hundred Thirty Million Dollars ($130,000,000.00) on terms and conditions satisfactory to the Collateral Agent and satisfactory review and approval by Collateral Agent of all loan documents and instruments executed in connection with the Senior Unsecured Notes;
         (xi) evidence satisfactory to Collateral Agent that concurrent with the closing of this transaction, all Debt of Borrower and its Subsidiaries for borrowed money existing prior to closing, shall have been repaid and/or provided for except for purchase money indebtedness not to exceed $100,000.00 in the aggregate and insurance premium financing notes not to exceed $100,000.00 in the aggregate; and (xii) evidence satisfactory to Collateral Agent that all existing Hedging Agreements executed by the Borrower and its Subsidiaries are acceptable to the Collateral Agent with counterparties acceptable to the Collateral Agent.

                  (r) Such other conditions and documents, in form and substance reasonably satisfactory to Collateral Agent, as the Collateral Agent or any Lender or special counsel to the Collateral Agent may reasonably request, including, without limitation, (i) documentation of all environmental and title matters relating to all of the Borrower's Oil and Gas Properties including, without limitation, the Mortgaged Properties and (ii) all Material Agreements.

                  (s) A receipt from The Bank of New York for the funds to be deposited with the Bank of New York in connection with the redemption of the Existing Senior Subordinated Unsecured Notes, such funds to be in the amount specified in the Certificate described in subsection (t) below.

                  (t) A copy of the Officer's Certificate to Trustee to be provided by the Borrower to The Bank of New York in connection with the redemption of the Existing Senior Subordinated Unsecured Notes, such Officer's Certificate to contain, inter alia, a statement of the amount required to be deposited with The Bank of New York in connection with such redemption.

                  Section 6.02 Conditions to the Lenders' Obligations. The obligation of the Lenders to make Loans to the Borrower on and as of the Closing Date is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto:

                  (a)      no Default shall exist;

                  (b)      no Material Adverse Effect shall have occurred;

                  (c) the representations and warranties made by the Borrower in Article VII and in the Security Instruments shall be true on and as of and following such funding, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary; and

                  (d) after giving effect to the requested Funding, no Default will exist under this Agreement or any other Loan Document.

                  Section 6.03 Conditions Precedent for the Benefit of Lenders. All conditions precedent to the obligations of the Lenders to make any Loan are imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any Loan in the absence of strict compliance with such conditions precedent.

                  Section 6.04 No Waiver. The funding of the Loans by the Lenders notwithstanding the existence of a Default shall not preclude the Collateral Agent or the Lenders, consistent with the terms of the Intercreditor Agreement, from thereafter exercising the remedies available to them herein in the event such Default becomes an Event of Default.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Collateral Agent and the Lenders that (each representation and warranty herein is given as of the Closing
Date:

                  Section 7.01 Corporate Existence. Each of the Borrower and each Subsidiary: (i) is a corporation, limited liability company, or partnership, duly organized, legally existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite corporate, limited liability company, or partnership power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

                  Section 7.02 Financial Condition. The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 2003, and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of KPMG LLP heretofore furnished to each of the Lenders are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said dates and the results of their operations for the fiscal year on said date, all in accordance with GAAP, as applied on a consistent basis. Neither the Borrower nor any Subsidiary has on the Closing Date any material Debt except as referred to or reflected or provided for in the Financial Statements or in SCHEDULE 7.02, or has on the Closing Date any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in SCHEDULE 7.02 or incurred since the date of the Financial Statements in the ordinary course of business. Since December 31, 2003, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

                  Section 7.03 Litigation. Except as disclosed to the Lenders in
SCHEDULE 7.03 hereto, which matters could not reasonably be expected to cause a Material Adverse Effect and except with respect to Environmental Matters which are addressed in Section 7.17, which could not reasonably be expected to cause a Material Adverse Effect, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Subsidiary that involves the possibility of any judgment or liability against the Borrower or any Subsidiary not fully covered by insurance (except for normal deductibles). There are no outstanding judgments against Borrower or any Subsidiary.

                  Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent that has not been obtained as of the Closing Date under, the respective charter, by-laws, or partnership agreement of the Borrower or any Subsidiary, or any Governmental Requirement or any agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

                  Section 7.05 Authority. The Borrower and each Subsidiary have all necessary corporate and partnership power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary corporate and partnership action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Subsidiary, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency, or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any Person are necessary for the execution, delivery or performance by the Borrower or any Subsidiary of the Loan Documents or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

                  Section 7.07 Use of Loans. The proceeds of the Loans shall be used by the Borrower to:

                  (a)      refinance existing indebtedness for borrowed money;
         and

                  (b) pay fees and expenses incurred in connection with the transactions contemplated hereby;

Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

                  Section 7.08 ERISA.

                  (a) The Borrower, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

                  (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

                  (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

                  (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

                  (e) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

                  (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "ACTUARIAL PRESENT VALUE OF THE BENEFIT LIABILITIES" shall have the meaning specified in section 4041 of ERISA.

                  (g) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

                  (h) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

                  (i) None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

                  Section 7.09 Taxes. Except as set out in SCHEDULE 7.09, each of the Borrower and its Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary except those taxes, singly or in the aggregate, the failure of which to pay could not cause a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

                  Section 7.10 Titles, etc.

                  (a) Except as set out in SCHEDULE 7.10, each of the Borrower and its Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens, except Liens permitted by Section 9.02. Except as set forth in SCHEDULE 7.10, after giving full effect to the Excepted Liens, the Borrower owns the net interests in production attributable to the Hydrocarbon Interests reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

                  (b) All leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect (including as to depths) and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would adversely affect in any material respect the conduct of the business of the Borrower and its Subsidiaries.

                  (c) The rights, Properties and other assets presently owned, leased or licensed by the Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

                  (d) All of the assets and Properties of the Borrower and its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

                  Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Collateral Agent and the Lenders (or any of them) by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact and all information, taken together, did not omit to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole. There is no fact peculiar to the Borrower or any Subsidiary that has a Material Adverse Effect or in the future could have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Collateral Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

                  Section 7.12 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  Section 7.13 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  Section 7.14 Subsidiaries. Except as set forth on SCHEDULE 7.14, the Borrower has no Subsidiaries.

                  Section 7.15 Location of Business and Offices. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on SCHEDULE 7.14.

                  Section 7.16 Defaults. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any Material Agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which could have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

                  Section 7.17 Environmental Matters. To the best of knowledge of Borrower, except (i) as provided in SCHEDULE 7.17, which would not reasonably be expected to have a Material Adverse Effect, or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

                  (a) Neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

                  (b) Without limitation of clause (a) above, no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

                  (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

                  (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

                  (e) The Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

                  (f) To the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

                  (g) Neither the Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

                  Section 7.18 Compliance with the Law. Neither the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure could reasonably be expected to have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. To the best knowledge of the Borrower, except for such acts or failures to act as could not reasonably be expected to have a Material Adverse Effect, and except with respect to Environmental Matters which are addressed in Section 7.17, the Oil and Gas Properties (and properties unitized therewith) operated by the Borrower or its Subsidiaries, and to Borrower's knowledge, their non-operated Oil and Gas Properties, have been maintained, operated and developed in conformity to standards customary in the industry and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, except as could not reasonably expected to have a Material Adverse Effect (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

                  Section 7.19 Insurance. SCHEDULE 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower and each Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary; will remain in full force and effect through the respective dates set forth in SCHEDULE 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. SCHEDULE 7.19 identifies all material risks, if any, which the Borrower and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither the Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years. All such policies name Collateral Agent as additional insured, loss payee, and contain endorsements for no cancellation thereof without thirty (30) days' prior written notice to the Collateral Agent and the Lenders on all such policies.

                  Section 7.20 [RESERVED]

                  Section 7.21 Hedging Agreements. SCHEDULE 7.21 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter party to each such agreement.

                  Section 7.22 Restriction on Liens. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than the Second Amended and Restated Credit Agreement dated June 5, 2003, among the Borrower, the lenders named therein and Wells Fargo Foothill, Inc., as administrative agent, which agreement is to be terminated on the Closing Date), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Collateral Agent for the benefit of the Lenders as contemplated by the Agreement and the Security Instruments.

                  Section 7.23 Material Agreements. Set forth on SCHEDULE 7.23 hereto is a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, and other instruments in effect or to be in effect as of the Closing Date (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any Debt for borrowed money of the Borrower or any of its Subsidiaries, (other than the Debt hereunder, Debt evidenced by the Existing Unsecured Notes and Debt to be paid off contemporaneously with the Closing Date out of the proceeds of the Initial Funding and the proceeds of the Senior Unsecured Notes), including the Senior Unsecured Notes Indenture, the Purchase Agreement pursuant to which the Senior Unsecured Notes are to be issued by the Borrower to the purchasers named therein and the Senior Credit Agreement and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt (other than the Senior Unsecured Notes) or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt or lease obligation. Also set forth on SCHEDULE 7.23 hereto is a complete and correct list of all material agreements of the Borrower and its Subsidiaries relating to the sale and supply of Hydrocarbons (other than any such agreement with a term, or cancelable by the Borrower or a Subsidiary on notice of less than (12) months, any such agreement in which commodity prices float with market indices and any agreement that is expected to account for less than five percent (5%) of the sales of the Borrower and its Subsidiaries during the Borrower's current fiscal year) in effect on the Closing Date. The Borrower will provide to the Collateral Agent a complete and correct copy of material agreements in effect on the Closing Date. All of the Material Agreements of the Borrower and all of its Subsidiaries together with all amendments and modifications thereto are set forth on SCHEDULE 7.23.

                  Section 7.24 Gas Imbalances. Except as set forth on SCHEDULE
7.24 or on the most recent certificate delivered pursuant to Section 8.07(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Borrower's Oil and Gas Properties which (taken together with the imbalances take or pay, or other prepayments on Schedule 7.24 or such certificate)would require the Borrower or its Subsidiaries to deliver, in the aggregate, after netting over-production and under-production three percent (3%) or more of the total volumes of proved, producing reserves of Hydrocarbons (calculated on an mcf equivalent basis with each barrel of oil being equivalent to six mcf of natural gas) reflected in the Initial Reserve Report on the most recent Reserve Report delivered pursuant to SECTION 8.07, as the case may be, from the Oil and Gas Properties of Borrower and its Subsidiaries at some future time without then or thereafter receiving full payment therefor.

                  Section 7.25 Partnership Agreement. The Partnership Agreement has not been terminated, is in full force and effect as of the date hereof and no default has occurred and is in continuance thereunder which would have a Material Adverse Effect.

                  Section 7.26 [RESERVED]

                  Section 7.27 Solvency. Borrower and its Subsidiaries (and with respect to its Subsidiaries, after taking into account each Subsidiary's rights of contribution), on an individual and a consolidated basis, are not insolvent, Borrower's and its Subsidiaries' assets (and with respect to its Subsidiaries, after taking into account each Subsidiary's rights of contribution), on an individual and a consolidated basis, exceed their liabilities, and neither Borrower nor any of its Subsidiaries (and with respect to its Subsidiaries, after taking into account each Subsidiary's rights of contribution) will be rendered insolvent by the execution and performance of this Agreement and the Loan Documents.

                  Section 7.28 Name Changes. Borrower's official name as recorded on its currently effective organizational documents which are filed with the Secretary of State of its State of organization is the same as found on the signature page of this Agreement. Borrower has not, during the preceding five years, entered into any contract, agreement, security instrument or other document using a name other than, or been known by or otherwise used any name other than, the name used by Borrower herein.

                  Section 7.29 Taxpayer Identification Number. Borrower's Taxpayer Identification No. is 76-0437769 and each Subsidiary's Borrower's Taxpayer Identification No. is set forth on SCHEDULE 7.14.

                  Section 7.30 State of Formation. Borrower is a corporation organized under the laws of the State of Delaware. The Subsidiaries are corporations, limited liability corporations, or partnerships organized under the laws of the states set forth on SCHEDULE 7.14.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, so long as any of the Revolving Credit Commitments under the Senior Credit Agreement are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

                  Section 8.01 Reporting Requirements. The Borrower shall deliver, or shall cause to be delivered, to the Collateral Agent with sufficient copies of each for the Lenders:

                  (a) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, the audited consolidated statements of income, stockholders' equity, changes in financial position and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related unqualified opinion of independent public accountants of recognized national standing acceptable to the Collateral Agent, which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, together with calculations confirming the Borrower's compliance with the financial covenants set forth in Sections 9.13, 9.14, 9.15 and 9.16, certified by a senior financial officer of Borrower.

                  (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated statements of income, stockholders' equity, changes in financial position and cash flows of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments), together with calculations confirming the Borrower's compliance with all financial covenants, certified by a senior financial officer of Borrower.

                  (c) Projected Financial Statements. Upon request by the Collateral Agent or any Lender, as soon as available and in any event within forty-five (45) days after the end of the preceding fiscal year of the Borrower, the projected consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such projected fiscal year, and the related projected consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial projections have been prepared based on assumptions that were reasonable at the date presented.

                  (d) Notice of Default, Etc. Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

                  (e) Other Accounting Reports. Upon request by the Collateral Agent or any Lender, promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the Board of Directors of the Borrower or any Subsidiary of the Borrower, to such letter or report.

                  (f) SEC Filings, Etc. Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

                  (g) Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any material indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

                  (h) Other Matters. From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Collateral Agent may reasonably request.

                  (i) Hedging Agreements. Upon request by the Collateral Agent or any Lender, as soon as available and in any event within ten
         (10) Business Days after the last day of each calendar quarter, a report, in form and substance satisfactory to the Collateral Agent, setting forth as of the last Business Day of such calendar quarter a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on SCHEDULE 7.21, any margin required or supplied under any credit support document, and the counter party to each such agreement.

The Borrower will furnish to the Collateral Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of EXHIBIT C executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.13, 9.14, 9.15, and 9.16 as of the end of the respective fiscal quarter or fiscal year.

                  Section 8.02 Litigation. The Borrower shall promptly give to the Collateral Agent notice of: (i) all legal or arbitral proceedings, and of all proceedings before any

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Governmental Authority affecting the Borrower or any Subsidiary, except proceedings which, if adversely determined, could not have a Material Adverse Effect, and (ii) of any litigation or proceeding against or adversely affecting the Borrower or any Subsidiary in which the amount involved is not covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Collateral Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $250,000.00.

                  Section 8.03 Maintenance, Etc.

                  (a) Generally. The Borrower shall and shall cause each Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Collateral Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Collateral Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available. The Borrower shall promptly obtain endorsements to such insurance policies naming "Guggenheim Corporate Funding, LLC, as Collateral Agent for the Lenders" as joint loss payee, additional insured, and containing provisions that such policies will not be canceled without 30 days prior written notice having been given by the insurance company to the Collateral Agent.

                  (b) Proof of Insurance. Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Collateral Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Collateral Agent and, if requested, will furnish the Collateral Agent and the Lenders copies of the applicable policies.

                  (c) Operation of Properties. The Borrower will and will cause each Subsidiary to operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

                  (d) Oil and Gas Properties. The Borrower will and will cause each Subsidiary to, at its own expense, do or cause to be done and, in the case of non-operated Oil and Gas Properties, to use its reasonable commercial efforts to cause them to be done by the operators all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be preserved and maintained in accordance with industry standards, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will and will cause each Subsidiary or use its reasonable commercial efforts to cause the operator to do so, in the case of non-operated properties, to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties,
         (iii) will and will cause each Subsidiary to do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect to its Oil and Gas Properties and other material Properties and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is undeveloped or is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions permitted by Section 9.17. The Borrower will and will cause each Subsidiary to operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

                  Section 8.04 Environmental Matters.

                  (a) Establishment of Procedures. The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse
         Effect: (i) all Properties of the Borrower and its Subsidiaries and the operations conducted thereon and other activities of the Borrower and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to

         Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

                  (b) Notice of Action. The Borrower will promptly notify the Collateral Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

                  (c) Future Acquisitions. The Borrower will and will cause each Subsidiary to provide environmental audits and tests in accordance with American Society for Testing and Materials standards as reasonably requested by the Collateral Agent and the Lenders (or as otherwise required to be obtained by the Collateral Agent or the Lenders by any Governmental Authority) in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

                  Section 8.05 Further Assurances. The Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The Borrower at its expense will and will cause each Subsidiary to promptly execute and deliver to the Collateral Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

                  Section 8.06 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified.

                  Section 8.07 Engineering Reports.

                  (a) Commencing with October 1, 2004, upon request of the Collateral Agent or any Lender, the Borrower shall furnish to the Collateral Agent and the Lenders its most recent Reserve Report; provided that such Reserve Reports shall be available not less than ninety (90) days after each January 1 and July 1. The Reserve Report as of January 1 of each year shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Collateral Agent and the Reserve Report as of July 1 of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately proceeding Reserve Report as of January 1.

                  (b) In the event any additional Reserve Report is prepared by or under the supervision of the chief engineer of the Borrower who certifies such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report, the Company shall furnish such Reserve Report to the Collateral Agent and the Lenders.

                  (c) With the delivery of each Reserve Report, the Borrower shall provide to the Collateral Agent and the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Borrower's Oil and Gas Properties which would require Borrower or its Subsidiaries to deliver, in the aggregate, after netting all over-production and under-production, three percent (3%) or more of total volumes of proved, producing reserves of Hydrocarbons (calculated on an mcf equivalent basis with each barrel of oil being equivalent to six mcf of natural gas) reflected in the Initial Reserve Report or the most recent Reserve Report delivered pursuant to this Section 8.07, as the case may be, from the Oil and Gas Properties of Borrower and its Subsidiaries at some future time without then receiving full payment therefor which would require the Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of its Oil and Gas Properties have been sold since the date of the previous Reserve Report except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in reasonable detail, (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list showing any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change, (vi) attached to the certificate is a list of all Persons disbursing proceeds to the Borrower from its Oil and Gas Properties and
         (vii) except as set forth on a schedule attached to the certificate, at least eighty-five percent (85%), by value, of the Oil and Gas Properties of the Borrower and its Subsidiaries are Mortgaged Property.

                  (d)      As soon as available and in any event within sixty
         (60) days after the end of each month, the Borrower shall furnish to the Collateral Agent, upon request, reports, which reports shall include any direct or allocated general and administrative expenses and production reports for its Oil and Gas Properties, which production reports shall include quantities or volume of production, revenue, realized product prices, operating expenses, taxes, capital expenditures and lease operating costs which have accrued to the Borrower's accounts in such period, and such other information with respect thereto as the Collateral Agent may require.

                  Section 8.08 Title Information and Mortgage Coverage.

                  (a) Mortgage and Title Coverage. The Borrower will provide the Collateral Agent with (i) title information in form and substance acceptable to the Agent and (ii) Mortgages on the Oil and Gas Properties of the Borrower and its Subsidiaries, in form and substance satisfactory to Collateral Agent, and subject on to Excepted Liens, which are, at all times, sufficient to cause eighty-five percent (85%) of the value of the proved Oil and Gas Properties of the Borrower and its Subsidiaries to be covered both by such title information and by Mortgages in favor of the Collateral Agent for the benefit of the Lenders (the "85% Coverage Requirement").

                  (b) Cure of Title Defects. The Borrower shall promptly proceed in good faith to cure any title defects or exceptions which are not Excepted Liens raised by such information, or substitute acceptable Mortgaged Properties with no material title defects or exceptions except for Excepted Liens covered Mortgaged Property sufficient to cause the 85% Coverage Requirement to be maintained as promptly as reasonable and, in any event, within ninety (90) days after a request by the Collateral Agent or the Lenders to cure such defects or exceptions. With respect to this Section 8.08(b), "material title defects or exceptions" shall mean the defects and exceptions relating to all the Mortgaged Properties that could reasonably be expected to affect the revenue stream attributable to such Mortgaged Properties and the cost to cure such defects or exceptions could reasonably be expected to exceed $200,000.00 individually or $2,000,000.00 in the aggregate.

                  (c) Failure to Cure Title Defects. If the Borrower is unable to cure any title defect as requested by the Collateral Agent or the Lenders to be cured within the ninety (90) day period set forth in subsection (b) above and the Borrower does not substitute acceptable Mortgage Properties sufficient to cause the 85% Coverage Requirement to be maintained, such default shall constitute a Default or an Event of Default.

                  Section 8.09 Additional Collateral.

                  (a) Lien in Acquired Oil and Gas Properties. Should the Borrower or any of its Subsidiaries acquire any additional developed Oil and Gas Properties or additional interests in its existing developed Oil and Gas Properties, the Borrower will (i) grant to the Collateral Agent as security for the Obligations a second-priority Lien and security interest (subject only to the first priority Lien granted under the terms of the Senior Credit Agreement and Excepted Liens) on the Borrower's interest in any such developed Oil and Gas Properties not already subject to a Lien of the Security Instruments, which Lien will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Collateral Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes, and (ii) will provide the Agent with title information in form and substance satisfactory to the Agent on such developed Oil and Gas Properties, to the extent required to maintain the satisfaction of the 85% Coverage Requirement.

                  (b)      [RESERVED]

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

                  (c) Legal Opinions. Also, promptly after the filing of any new Security Instrument in any state, upon the reasonable request of the Collateral Agent, the Borrower will provide to the Collateral Agent an opinion addressed to the Collateral Agent for the benefit of the Lenders in form and substance satisfactory to the Collateral Agent in its sole discretion from counsel acceptable to Collateral Agent, stating that the Security Instrument creates a Lien and is valid, binding and enforceable in accordance with its terms in legally sufficient form for such jurisdiction, and the means by which to perfect the Lien created by such Security Instrument.

                  Section 8.10 Cash Collateral Account Agreement. Upon the occurrence of a Default, the Borrower and all of its Subsidiaries shall cause all proceeds arising from its Oil and Gas Properties, including without limitation from the sale of Hydrocarbons, to be directed to a lockbox (and in connection therewith, Borrower and all of its Subsidiaries shall execute a Lockbox Agreement and financing statements in form and substance satisfactory to the Collateral Agent) pursuant to letters acceptable to the Collateral Agent stating that such directions may not be changed without the written consent of the Collateral Agent. The Cash Collateral Account Agreement and the Liens and security interests established in such Cash Collateral Account Agreement will continue until all the Obligations under this Agreement are paid in full and this Agreement is terminated.

                  Section 8.11 [RESERVED]

                  Section 8.12 ERISA Information and Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Collateral Agent and the Lenders, upon request (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "PROHIBITED TRANSACTION," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

                  Section 8.13 Joinder and Guaranty Agreements. The Borrower and each of its Subsidiaries will cause each of their Subsidiaries, whether newly formed, after acquired, or otherwise existing, upon the creation or acquisition thereof, to become a Guarantor hereunder by way of a Joinder Agreement attached hereto as EXHIBIT E and a Guaranty Agreement attached hereto as EXHIBIT F and the execution of mortgages, deeds of trusts, security agreements, pledges, and any other instruments in form and substance satisfactory to Collateral Agent and in Collateral Agent's sole discretion covering all of such Subsidiaries, assets, security for the Obligations, together with evidence satisfactory to the Collateral Agent, in Collateral Agent's sole discretion, that all such collateral will be a perfected second Lien on such collateral in favor of the Collateral Agent, with only such Liens or other encumbrances of any kind on such collateral that are acceptable to the Collateral Agent.

                  Section 8.14 Ancillary Documents. Not later than the fifth business day immediately succeeding the Closing Date, (i) the Borrower, the Collateral Agent and the Lenders, as applicable, shall enter into the agreements listed on Exhibit G hereto (the "Remaining Agreements"), (ii) the Borrower shall execute and deliver to the Collateral Agent and the Lenders the other documents listed on Exhibit G hereto (the "Remaining Documents" and, collectively with the Other Agreements the "Required Documentation"), and (iii) counsel to the Borrower shall issue opinions required under the terms of this Agreement and the Remaining Agreements, in each case dated as of the date hereof and in form and substance satisfactory to the Collateral Agent.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

                  The Borrower covenants and agrees that, until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority
Lenders:

                  Section 9.01 Debt. Neither the Borrower nor any Subsidiary will incur, create, assume or permit to exist any Debt, except:

                  (a) the Notes or other Obligations or any guaranty of or suretyship arrangement for the Notes or other Obligations;

                  (b) The Senior Secured Notes, the Senior Unsecured Notes and Debt of the Borrower existing on the Closing Date which is reflected in the Financial Statements or is disclosed in SCHEDULE 9.01, and any renewals, extensions or refinancings (but not increases) thereof;

                  (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

                  (d) Debt under capital leases (as required to be reported on the financial statements of the Borrower pursuant to GAAP) not to exceed $100,000.00 in the aggregate at any time outstanding;

                  (e) Debt associated with bonds or surety obligations required by contract or by Governmental Requirements in connection with the operation of the Oil and Gas Properties, in the ordinary course of business;

                  (f) Debt of the Borrower and its Subsidiaries under Hedging Agreements, but only if (i) the provider of the Hedging Agreements is a Lender or an unsecured counterparty acceptable to the Collateral Agent; (ii) the total notional volume attributable to such Hedging Agreement, if it is a Hedging Agreement with respect to Hydrocarbon Interests, does not exceed more than seventy-five percent (75%) of scheduled proved producing net production quantities in any period, (iii) if the Hedging Agreement is an interest rate hedge, the notional principal amount shall not exceed more than seventy-five percent (75%) of loans outstanding to the Borrower under the Senior Credit Agreement, provided, however, at no time shall Borrower fail to maintain (x) a hedge position on fifty percent (50%) of proved producing volumes projected to be produced over the next 12 months after the Closing Date, and thereafter on a rolling 12-month basis until the Maturity Date; and (y) a Hedging Agreement on twenty-five (25%) of proved producing production volumes projected to be produced over the 13th through the 24th months after the Closing Date, on a rolling 12-month basis; and

                  (g)      any guarantee of Debt otherwise permitted under
         Section 9.01.

                  Section 9.02 Liens. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

                  (a) Liens securing the loans and other obligations under the Senior Credit Agreement;

                  (b)      Liens securing the payment of any Obligations;

                  (c)      Excepted Liens;

                  (d) Liens securing leases allowed under Section 9.01(d), but only on the Property under lease;

                  (e)      Liens disclosed on SCHEDULE 9.02;

                  (f) Liens on cash or securities of the Borrower securing the Debt described in Section 9.01(e); and

                  (g) certain permitted Liens allowed by the Credit Facility Agent, at the Credit Facility Agent's sole discretion.

                  Section 9.03 Investments, Loans and Advances. Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person (other than the Borrower or any Guarantor), except that the foregoing restriction shall not apply to:

                  (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in SCHEDULE 9.03;

                  (b) accounts receivable arising in the ordinary course of business;

                  (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

                  (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                  (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

                  (f) deposits in money market funds investing at least ninety-five percent (95%) of funds exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

                  (g) usual and customary travel and other similar expense advances to employees, officers, directors or agents of the Borrower or any Subsidiary not to exceed $100,000 in the aggregate at any time outstanding;

                  (h) Hedging Agreements permitted to be incurred pursuant to SECTION 9.01(f); and

                  (i) investments by the Borrower in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto.

                  Section 9.04 Dividends, Distributions and Redemptions. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders.

                  Section 9.05 Sales and Leasebacks. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

                  Section 9.06 Nature of Business. Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

                  Section 9.07 Limitation on Leases. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal excluding capital leases, leases of Hydrocarbon Interests and leases of automobiles, compression or other oilfield equipment leased in the ordinary course of business), under leases or lease agreements that would cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to all such leases or lease agreements to exceed $1,500,000.00 in any period of twelve consecutive calendar months during the life of such leases.

                  Section 9.08 Mergers, Etc. Neither the Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person; provided, however, nothing shall prohibit Borrower or any Subsidiary from: (i) acquiring (a) any domestic undeveloped Hydrocarbon Interests or (b) domestic developed Oil and Gas Properties, so long as Borrower or such Subsidiary pledges and/or mortgages to the Lenders all such developed Oil and Gas Properties acquired pursuant thereto (to the extent necessary to maintain Agent's Lien in at least eighty-five percent (85%) by value of the Oil and Gas Properties of Borrower and its Subsidiaries) by execution of documents in form and substance satisfactory to Collateral Agent, granting perfected, second priority Liens and security interests in such Oil and Gas Properties subject only to (x) Excepted Liens and other Liens acceptable to the Lenders and (y) Liens securing loans under the Senior Credit Agreement or (ii) merging (after having given the Collateral Agent thirty (30) days prior written notice) (a) any Guarantor into another Guarantor or (b) any Guarantor into Borrower.

                  Section 9.09 Proceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

                  Section 9.10 ERISA Compliance. The Borrower will not at any time:

                  (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

                  (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC;

                  (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

                  (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

                  (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "ACTUARIAL PRESENT VALUE OF THE BENEFIT LIABILITIES" shall have the meaning specified in section 4041 of ERISA;

                  (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

                  (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

                  (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

                  (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

                  (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

                  Section 9.11 Sale or Discount of Receivables. Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

                  Section 9.12 [RESERVED]

                  Section 9.13 Current Ratio. The Borrower will not permit its ratio of (i) consolidated Current Assets (including, without limitation, Borrowing Base availability for loans for general corporate purposes under the Credit Facility) to (ii) consolidated Current Liabilities (excluding current maturities of the Notes) to be less than 1.00 to 1.00 at any time. The current ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of Borrower, beginning with the quarter ending March 31, 2004. As used in this Section 9.13, "CURRENT ASSETS" shall have the meaning of such term as defined by GAAP, except any availability under the Borrowing Base (as defined in the Senior Credit Agreement) under the Credit Facility shall be included in the definition of Current Assets and "CURRENT LIABILITIES" shall have the meaning of such term as defined by GAAP, except that current maturities of loans under the Credit Facility and under this Agreement shall be excluded from Current Liabilities. Current asset or liability accounts associated with Hedging Agreements will be excluded from calculations of the Current Ratio.

                  Section 9.14 Tangible Net Worth. The Borrower will not permit, at any time, its Tangible Net Worth to be less than eighty-five percent (85%) of Tangible Net Worth as of March 31, 2004, plus fifty percent (50%) of positive net income after tax distributions, plus one hundred percent (100%) of equity offerings after March 31, 2004 excluding any asset impairment charges.

                  Section 9.15 Leverage Ratio. The Borrower will not permit its Leverage Ratio on an annualized basis (until the passing of four (4) full fiscal quarters after the date hereof), on the last day of each fiscal quarter to be more than the ratio set forth below for the corresponding time.

            Period Ending                   Maximum Leverage Ratio
----------------------------------------    ----------------------
June 30, 2004 through September 30, 2004            3.75x
December 31, 2004 and thereafter                    3.50x

                  Section 9.16 Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio (on an annualized basis until the passing of four fiscal quarters after the date hereof) as of the end of any fiscal quarter of the Borrower (calculated quarterly at the end of each fiscal quarter) to be less than the ratio set forth below for the corresponding time periods. For the purposes of this Section 9.16, "INTEREST COVERAGE RATIO" shall mean the ratio of
(i) EBITDA for the four fiscal quarters ending on such date to (ii) cash interest payments made for such four fiscal quarters of the Borrower and its Consolidated Subsidiaries.

             Period Ending                Minimum Interest Coverage Ratio
---------------------------------------   -------------------------------
June 30, 2004 through December 31, 2004               2.50x
March 30, 2005 through June 30, 2005                  2.75x
September 30, 2005 and thereafter                     3.00x

                  Section 9.17 Sale of Mortgaged Properties. The Borrower will not, and will not permit any Subsidiary to, Transfer any Mortgaged Property, Oil and Gas Property or any interest in any Mortgaged Property or Oil and Gas Property, except for Permitted Transfers.

                  Section 9.18 [RESERVED]

                  Section 9.19 Environmental Matters. After the Effective Date of this Agreement, Borrower and Borrower's Subsidiaries will remain in substantial compliance with all state and federal environmental regulations and Borrower will not place nor permit to be placed any hazardous substance on any of the Mortgaged Property in violation of applicable state and federal environmental laws. In the event Borrower shall discover any hazardous substances on any of the Mortgaged Property which could result in a breach of the foregoing covenant, Mortgagor shall notify Mortgagee within three (3) days after such discovery. Borrower shall dispose of any hazardous substances generated on a Mortgaged Property after the Effective Date only at facilities and/or with carriers that maintain valid governmental permits under RCRA. Neither the Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

                  Section 9.20 Transactions with Affiliates. Neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                  Section 9.21 Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary to, create, acquire or otherwise own any additional Subsidiaries unless Borrower concurrently pledges to the Collateral Agent for the benefit of the Lenders all stock or other ownership interests of such Subsidiary, and such Subsidiary is created, acquired or otherwise owned and in compliance with Sections 9.03 and 9.08.

                  Section 9.22 Negative Pledge Agreements. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments and the Senior Credit Agreement and the security instruments in connection therewith) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Collateral Agent or the Lenders or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith provided, however, the foregoing restrictions will not apply to restrictions existing under or by reason of: (i) applicable law; (ii) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (iii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired; and (iv) agreements that restrict to the disposition or distribution of assets or property in oil and gas leases, joint operating agreements, joint exploration and/or development agreements, participation agreements and other similar agreements entered into in the ordinary course of the oil and gas exploration and development business.

                  Section 9.23 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower and its Subsidiaries which would require the Borrower and its Subsidiaries to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor in an aggregate amount, after netting all over-production and all under-production, in excess of three percent (3%) or more of the total volumes of proved, producing reserves of Hydrocarbons (calculated on an mcf equivalent basis with each barrel of oil being equivalent to six mcf of natural gas) reflected in the Initial Reserves Report or the most recent Reserve Report delivered pursuant to SECTION 8.07, as the case may be.

                  Section 9.24 Ownership of Subsidiaries. The Borrower shall fail to pledge, assign, deliver, and transfer to the Collateral Agent for the benefit of the Lenders, and grant to the Collateral Agent for the benefit of the Lenders a continuing security interest in one hundred percent (100%) of the stock or other ownership interests in the Subsidiaries existing as of the date hereof and any Subsidiaries the Borrower shall create, acquire or otherwise own hereafter.

                  Section 9.25 Change in Borrower's or Subsidiary's Name or State of Formation. Without the prior written approval of the Collateral Agent,
(a) the Borrower will not (nor permit any Subsidiary to) change its name, identity or place of organization and (b) the Borrower will not (nor permit any Subsidiary to) engage in any other business or transaction under any name other than the Borrower's or each Subsidiary's name hereunder. Should Collateral Agent approve, prior to doing any of the aforesaid, the Borrower shall provide (or cause each Subsidiary to provide) to Collateral Agent all assignments, certificates, financing statements, financing statement amendments or other documents determined necessary in Collateral Agent's sole judgment to protect and continue Collateral Agent's interest in the collateral pledged by Borrower, any Guarantor, or any other party to secure the Obligations.

                  Section 9.26 Material Agreements. Neither the Borrower nor any Subsidiary or Affiliate of Borrower will amend or permit to be amended any Material Agreement to which it is a party, without prior written consent of the Collateral Agent, if such amendment could reasonably be expected to result in a Material Adverse Effect; provided, however, notwithstanding the foregoing, in any event that the Borrower, or any Subsidiary or Affiliate of Borrower, amends or permits any Material Agreement to be amended in any manner whatsoever, the Borrower, or such Subsidiary, or Affiliate of Borrower shall notify the Collateral Agent and shall furnish to the Collateral Agent a fully executed copy of said amendment within five (5) Business Days after request by the Collateral Agent thereof.

                  Section 9.27 Partnership Agreement. The Borrower will not amend or permit to be amended the Partnership Agreement in any manner that could adversely affect any of the Lenders without the prior written consent of the Majority Lenders.

                                    ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

                  Section 10.01 Events of Default. One or more of the following events shall constitute an "EVENT OF DEFAULT":

                  (a) the Borrower shall default in the payment or prepayment when due of any principal of or premium or interest on any Loan, or any fees or other amount payable by it hereunder or under any Security Instrument; or

                  (b) the Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating Five Hundred Thousand and No/100 Dollars ($500,000.00) or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

                  (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower or any Subsidiary, or any certificate furnished to any Lender or the Collateral Agent pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (d) the Borrower shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or the Borrower shall default in the performance of any of its obligations under Article VIII or any Security Instrument (other than the payment of amounts due, which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Collateral Agent or any Lender (through the Collateral Agent), or (ii) the Borrower otherwise becoming aware of such default; or

                  (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or
         (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

                  (h) a judgment or judgments for the payment of money in excess of $500,000.00 in the aggregate shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing; or

                  (j) an event having a Material Adverse Effect shall occur; or

                  (k) the Borrower or any Subsidiary discontinues its usual business or suffers to exist any material change in its organization or ownership as of the date hereof, or Robert Cavnar and Richard Piacenti, or either of them, or any successors acceptable to Lender, fail to (i) be responsible for running Borrower's or any Subsidiary's day to day operations or (ii) act as Chief Executive Officer and Chief Financial Officer, respectively, of Borrower or any Subsidiary.

                  (l) any Guarantor takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or
         (h) or if any provision of any guaranty
         agreement related thereto shall for any reason cease to be valid and binding on Guarantor or if Guarantor shall so state in writing; or

                  (m) any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or
         (h).

                  (n) the Existing Senior Subordinated Unsecured Notes shall have failed to be redeemed in full on the redemption date provided in the officer's certificate described in Section 6.01(t), but in no event later than sixty (60) days from the Closing Date.

                  Section 10.02 Remedies.

                  (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause
         (l) or (m) to the extent it relates to clauses (e), (f) or (g), subject to the terms of the Intercreditor Agreement, the Collateral Agent, upon request of the Majority Lenders, shall, by notice to the Borrower, declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause
         (l) or (m) to the extent it relates to clauses (e), (f) or (g), the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and any other Obligations; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                   ARTICLE XI

                              THE COLLATERAL AGENT

                  Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Collateral Agent to act as its agent hereunder and under the Security Instruments with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. The Collateral Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Collateral Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, its Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Collateral Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Collateral Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Collateral Agent. The Collateral Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.

                  Section 11.02 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent.

                  Section 11.03 Defaults. The Collateral Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees) unless the Collateral Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "NOTICE OF DEFAULT." In the event that the Collateral Agent receives such a notice of the occurrence of a Default, the Collateral Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Collateral Agent shall give each Lender prompt notice of each such payment Default.

                  Section 11.04 Rights as a Lender. With respect to the Loans, if any, made by it, Guggenheim (and any successor acting as Collateral Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Collateral Agent, and the term "LENDER" or "LENDERS" shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity. Guggenheim (and any successor acting as Collateral Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Collateral Agent, and Guggenheim and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                  Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE COLLATERAL AGENT FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE COLLATERAL AGENT IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE SECURITY INSTRUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY SECURITY INSTRUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS
SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE COLLATERAL AGENT, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE COLLATERAL AGENT.

                  Section 11.06 Non-Reliance on Collateral Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Collateral Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Collateral Agent or any of its Affiliates. In this regard, each Lender acknowledges that Sidley Austin Brown & Wood LLP is acting in this transaction as special counsel to the Collateral Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

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                  Section 11.07 Action by Collateral Agent. Except for action or other matters expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by the Collateral Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Collateral Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders as required by Section 12.04) in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Collateral Agent be required to take any action which exposes the Collateral Agent to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.

                  Section 11.08 Resignation or Removal of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Collateral Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent. Upon the acceptance of such appointment hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

                                   ARTICLE XII

                                  MISCELLANEOUS

                  Section 12.01 Waiver. No failure on the part of the Collateral Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

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

                  Section 12.02 Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "ADDRESS FOR NOTICES" specified below its name on the signature pages hereof or in the Loan Documents, except that all such notices and communications sent to Collateral Agent shall be sent to Guggenheim Corporate Funding, LLC, 135 E. 57th Street, New York, New York 10022, Attention:
Managing Director -- Mission Resources Corporation or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

                  Section 12.03 Payment of Expenses, Indemnities, etc.

                  (a)      The Borrower agrees:

                           (i) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Collateral Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Collateral Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Collateral Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Collateral Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Collateral Agent and any of the Lenders); and promptly reimburse the Collateral Agent for all amounts expended, advanced or incurred by the Collateral Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

                           (ii) TO INDEMNIFY THE COLLATERAL AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY

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                  WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER
                  OF THE PROCEEDS OF ANY OF THE LOANS, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS OR (VII) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE COLLATERAL AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE COLLATERAL AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

                           (iii) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES,
                  (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS
                  SECTION 12.03(A)(III) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE COLLATERAL AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

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

                  (b) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, however, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

                  (c) In the case of any indemnification hereunder, the Collateral Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

                  (d) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

                  (e) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

                  (f)      The Borrower shall pay any amounts due under this
         Section 12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

                  Section 12.04 Amendments, Etc. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided, however, that (i) no amendment, modification or waiver which extends the final maturity of the Loans, forgives the principal amount of any Obligations outstanding under this Agreement, releases any guarantor of any Obligations or releases all or substantially all of the collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.03(a), this Section 12.04 or Section 12.06(a) or modifies the definition of "MAJORITY LENDERS" shall be effective without consent of all Lenders; and (ii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Collateral Agent shall be effective without the consent of the Collateral Agent.

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                  Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  Section 12.06 Assignments.

                  (a) The Borrower may not assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Collateral Agent.

                  (b) Any Lender may assign to one or more of its Affiliates without restriction and may, with the written consent of the Collateral Agent and, if no Event of Default has occurred and is continuing, the Borrower (which consent shall not be unreasonably withheld) assign to one or more other assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of EXHIBIT D (an "ASSIGNMENT"); provided, however, that (i) any such assignment other than to an Affiliates shall be in the amount of at least $5,000,000.00, and (ii) the assignee shall have executed, and thereby become a party to, the Intercreditor Agreement, and (iii) the assignee or assignor shall pay to the Collateral Agent a processing and recordation fee of $3,000.00 for each assignment. Any such assignment will become effective upon the execution and delivery to the Collateral Agent, the Borrower and the Guarantors of the Assignment Agreement and a signature page of the Intercreditor Agreement, duly executed by the assignee. Upon receipt of such executed documents, the Borrower will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "LENDER", if not already a "LENDER," for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "LENDER" hereunder except that its rights under Sections 4.06 and
         12.03 shall not be affected). The Collateral Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new ANNEX I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

                  (c) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees (including prospective assignees); provided that, such Persons agree to be bound by the provisions of Section 12.15.

                  (d) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender shall be permitted if such transfer or assignment would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

                  Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents shall, for any reason, be held invalid, illegal or

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unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Loan Document.

                  Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  Section 12.09 References; Use of Word "Including". The words "herein," "hereof", "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section or Article shall be deemed to refer to the applicable Section or Article of this Agreement unless otherwise stated herein. Any reference herein to an exhibit, schedule, or other attachment shall be deemed to refer to the applicable exhibit, schedule, or other attachment attached hereto unless otherwise stated herein. The word "including", "includes" and words of similar import means "including, without limitation".

                  Section 12.10 Survival. The obligations of the parties under
Section 4.06, Article V, and Sections 11.05, 12.03 and 12.15 shall survive the repayment of the Loans. To the extent that any payments on the Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Collateral Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Collateral Agent and the Lenders to effect such reinstatement.

                  Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  Section 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  Section 12.13 GOVERNING LAW; SUBMISSION TO JURISDICTION.

                  (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.

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

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE COLLATERAL AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

                  (c) THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT, ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER OR ITS PROPERTIES IN ANY OTHER JURISDICTION.

                  (d) THE BORROWER, THE COLLATERAL AGENT AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES;
         (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE, AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

                  Section 12.14 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the

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Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.14.

                  Section 12.15 Confidentiality. In the event that the Borrower provides to the Collateral Agent or the Lenders written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as "CONFIDENTIAL", the Collateral Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Collateral Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Collateral Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Collateral Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Collateral Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant

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to any Governmental Requirement or to Persons regulating the activities of the
Collateral Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Collateral Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Collateral Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Collateral Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three-year period. The Borrower waives any and all other rights it may have to confidentiality as against the Collateral Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

                  Section 12.16 Effectiveness. This Agreement shall be effective on the Closing Date (the "EFFECTIVE DATE").

                  Section 12.17 Exculpation Provisions. Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the Security Instruments and agrees that it is charged with notice and knowledge of the terms of this Agreement and the Security Instruments; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the Security Instruments on the basis that the party had no notice or knowledge of such provision or that the provision is not "CONSPICUOUS."

                  Section 12.18 Arbitration.

                  (a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

                  (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in New York selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "RULES"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C.Section.91 or any similar applicable state law.

                  (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in Sections (i), (ii) and (iii) of this paragraph.

                  (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided, however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of New York with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of New York and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the New York

         Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than twenty (20) days before the hearing date and within one hundred and eighty (180) days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

                  (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

                  (g) Payment of Arbitration Costs and Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

                  (h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within one hundred and eighty (180) days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

                         [SIGNATURES BEGIN ON NEXT PAGE]

                  The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     BORROWER:

                                     MISSION RESOURCES CORPORATION

                                     By: /s/ Richard W. Piacenti
                                        ---------------------------------------
                                     Name: Richard W. Piacenti
                                     Title: Executive Vice President and Chief
                                     Financial Officer

                                     Address for Notices:

                                     1331 Lamar, Suite 1455
                                     Houston, Texas  77010-3039

                                     Telecopier No.  (713) 642-2916
                                     Telephone No.: (713) 495-3000
                                     Attention: Chief Financial Officer

                                     With copy to:

                                     Porter & Hedges L.L.P.
                                     700 Louisiana Street, Suite 3500
                                     Houston, Texas  77002
                                     Attention:  William W. Wiggins, Jr.

                                     COLLATERAL AGENT:

                                     GUGGENHEIM CORPORATE FUNDING, LLC

                                     By:   /s/ Todd Boehly
                                        ---------------------------------------
                                         Name: Todd Boehly
                                         Title: Authorized Signatory

                                         Address for Notices:

                                         GUGGENHEIM CORPORATE FUNDING, LLC
                                         135 E. 57th Street
                                         New York, New York 10022
                                         Telecopier No.: (212) 644-8396
                                         Telephone No.: (212) 651-9453
                                         Attention: Managing Director, Mission
                                         Resources

                                         [With copy to:]

                                         Sidley Austin Brown & Wood LLP
                                         787 Seventh Avenue
                                         New York, New York 10019

                                         Attention: Jack I. Kantrowitz
                                                    Myles Pollin

                                     UPPER COLUMBIA CAPITAL COMPANY, LLC:

                                     By: /s/ Todd Boehly
                                        ----------------------------------------
                                     Name: Todd Boehly
                                     Title: Manager

                                     LENDING OFFICE

                                     135 East 57th Street
                                     New York, NY  10018

                                     Address for Notices:

                                     135 East 57th Street
                                     New York, NY  10018

                                     Telecopier No.: (212) 644-8396
                                     Telephone No.: (212) 651-9453
                                     Attention: Todd Boehly

                                     With copy to:

                                     Sidley Austin Brown & Wood LLP
                                     787 Seventh Avenue
                                     New York, NY  10019

                                     Attention: Jack I. Kantrowitz, Esq.
                                                Myles Pollin, Esq.

                                     ANNEX I

                            LIST OF LENDERS AND LOANS

          NAME OF LENDER               TERM LOAN
-----------------------------------   -----------
Upper Columbia Capital Company, LLC   $25,000,000
        TOTAL                         $25,000,000

                                    Annex I-1

                                    EXHIBIT A

                                  FORM OF NOTE

$25,000,000                                                        April 8, 2004

         FOR VALUE RECEIVED, MISSION RESOURCES CORPORATION, a Delaware corporation (the "BORROWER") hereby promises to pay to the order of UPPER COLUMBIA CAPITAL COMPANY, LLC (the "LENDER"), c/o GUGGENHEIM CORPORATE FUNDING, LLC (the "COLLATERAL AGENT"), at 135 E. 57th Street, New York, New York 10022, the principal sum of Twenty-Five Million Dollars ($25,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Term Loan Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Term Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Term Loan Agreement.

         The date, amount, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedules attached hereto.

         This Note is one of the Notes referred to in the Term Loan Agreement dated as of April 8, 2004, among the Borrower, the Lenders which are or become parties thereto (including the Lender) and the Collateral Agent (as the same may be amended or supplemented from time to time, the "Term Loan Agreement"), and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Term Loan Agreement.

         This Note is issued pursuant to the Term Loan Agreement and is entitled to the benefits provided for in the Term Loan Agreement and the Security Instruments. The Term Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

                                   Exhibit A-1

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                          MISSION RESOURCES CORPORATION

                          By: _______________________________________________
                          Name: Richard W. Piacenti
                          Title: Executive Vice President and Chief Financial Officer

                                   Exhibit A-2

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

         The undersigned hereby certifies that he is the ________________ of MISSION RESOURCES CORPORATION, a Delaware corporation (the "BORROWER") and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Term Loan Agreement dated as of April 8, 2004, among the Borrower, GUGGENHEIM CORPORATE FUNDING, LLC, as Collateral Agent for the lenders (the "LENDERS") which are or become a party thereto, and such Lenders (together with all amendments, modifications, supplements and/or restatements thereto being the "TERM LOAN AGREEMENT"), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

                  (a) The representations and warranties of the Borrower contained in Article VII of the Term Loan Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Term Loan Agreement and the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except to the extent any such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

                  (b) The Borrower has performed and complied with all agreements and conditions contained in the Credit Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.

                  (c) Neither the Borrower nor any Subsidiary has incurred any material liabilities, direct or contingent, since
         _________________, except those set forth in SCHEDULE 9.01 to the Credit Agreement and except those allowed by the terms of the Credit Agreement or consented to by the Majority Lenders in writing.

                  (d) Since __________________, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which would have a Material Adverse Effect.

                  (e) There exists, and, after giving effect to the loan or loans with respect to which this certificate is being delivered, will exist, no Default under the Credit Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower or any Subsidiary, or under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound.

                  (f) The financial statements furnished to the Collateral Agent with this certificate fairly present the consolidated financial condition and results of operations of

                                   Exhibit B-1
         the Borrower and its Consolidated Subsidiaries as at the end of, and for, the [fiscal quarter] [fiscal year] ending
         _________________________ and such financial statements have been prepared in accordance with the accounting procedures specified in the Credit Agreement.

                  (g) Attached hereto are the detailed computations necessary to determine whether the Borrower and its Consolidated Subsidiaries are in compliance with Sections 9.13, 9.14, 9.15 and 9.16 of the Term Loan Agreement as of the end of the [fiscal quarter] [fiscal year] ending _________________________.

         EXECUTED AND DELIVERED this ____ day of ______________.

                                         MISSION RESOURCES CORPORATION

                                         By: __________________________________
                                         Name:  _______________________________
                                         Title: _______________________________

                                   Exhibit B-2

                                    EXHIBIT C

                              SECURITY INSTRUMENTS

1. Amended, Restated and Consolidated Mortgages, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement of Borrower (Texas) (Louisiana)

2. Mortgages, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement of Mission E&P (Texas) (Louisiana)

3. Amended and Restated Mortgages, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement of Mission E&P (New Mexico)

4.       Security Agreement of Borrower covering all assets of Borrower

5. UCC-1 Financing Statement (Delaware Secretary of State) relating to all assets of Borrower

6. Third Party Security Agreement of Mission E&P covering all assets of Mission E&P

7. UCC-1 Financing Statement (Texas Secretary of State) relating to all assets of Mission E&P Limited Partnership

8.       Pledge Agreement by Borrower

9.       Third Party Pledge Agreement by Black Hawk

10. UCC-1 Financing Statement (Delaware Secretary of State) relating to Third Party Pledge Agreement by Black Hawk

11.      Third Party Pledge Agreement by [Mission E&P]

12. UCC-1 Financing Statement (Delaware Secretary of State) relating to Third Party Pledge Agreement by Mission E&P

13.      Guaranty - Mission E&P

14.      Guaranty - Black Hawk

15.      Guaranty - Mission Holdings

16. Contribution and Indemnification Agreement between Borrower and _______________, ____________________, ________________________, and
         ______________________.

17. Intercreditor Agreement by Collateral Agent, Borrower, Guarantors and Wells Fargo Bank, National Association.

18.      Letters in Lieu

                                   Exhibit C-1

19.      Section 26.02 Notice

                                   Exhibit C-2

                                    EXHIBIT D

                          FORM OF ASSIGNMENT AGREEMENT

 ASSIGNMENT AGREEMENT ("AGREEMENT") dated as of ________________, 200___ between
   _____________________________________________________ (the "ASSIGNOR") and
                  __________________________ (the "ASSIGNEE").

                                    RECITALS

         A. The Assignor is a party to the Term Loan Agreement dated as of April 8, 2004 (as amended, modified, supplemented and/or restated and in effect from time to time, the "TERM LOAN AGREEMENT") among MISSION RESOURCES CORPORATION, a Delaware corporation (the "BORROWER"), each of the lenders that is or becomes a party thereto as provided in Section 12.06 of the Term Loan Agreement (individually, together with its successors and assigns, a "LENDER", and collectively, together with their successors and assigns, the "Lenders"), and Guggenheim Corporate Funding, LLC, in its individual capacity, ("GUGGENHEIM") and as collateral agent for the Lenders (in such capacity, together with its successors in such capacity, the "COLLATERAL AGENT"). The Assignor is also a party to the Intercreditor Agreement dated as of April 8, 2004 (as amended, modified, supplemented and/or restated and in effect from time to time, the "INTERCREDITOR AGREEMENT") by and between Mission Resources Corporation, a Delaware corporation, Black Hawk Oil Company, a Delaware corporation, Mission Holdings LLC, a Delaware limited liability company, Mission E&P Limited Partnership, a Texas limited partnership, Wells Fargo Bank, National Association, in its capacity as agent for itself and for each of the lenders to be a party to the Senior Secured Term Loan Agreement dated as of April 8, 2004 and Guggenheim Corporate Funding LLC, a Delaware limited liability company as collateral agent, for itself and for each of the lenders that is or becomes a party to the Term Loan Agreement.

         B. The Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignor, a portion of the Assignor's outstanding Loans on the terms and conditions of this Agreement.

         C. In consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01 Definitions. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Term Loan Agreement.

                  Section 1.02 Other Definitions. As used herein, the following terms have the following respective meanings:

                  "ASSIGNED INTEREST" shall mean all of Assignor's (in its capacity as a "LENDER") rights and obligations under the Term Loan Agreement and the other Security

                                   Exhibit D-1

         Instruments in respect of the principal amount of the Loans outstanding thereunder, currently in the amount of $_________________ (the "LOAN BALANCE"), plus the interest and fees which will accrue from and after the Assignment Date.

                  "ASSIGNMENT DATE" shall mean _____________________, 200__.

                                   ARTICLE II

                               SALE AND ASSIGNMENT

                  Section 2.01 Sale and Assignment. On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

                  Section 2.02 Assumption of Obligations. The Assignee agrees with the Assignor (for the express benefit of the Assignor and the Borrower) that the Assignee will, from and after the Assignment Date, perform all of the obligations of the Assignor in respect of the Assigned Interest. From and after the Assignment Date: (a) the Assignor shall be released from the Assignor's obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor's rights, powers and privileges under the Term Loan Agreement and the other Security Instruments in respect of the Assigned Interest.

                  Section 2.03 Consent by Collateral Agent. By executing this Agreement as provided below, in accordance with Section 12.06(b) of the Term Loan Agreement, the Collateral Agent hereby acknowledges notice of the transactions contemplated by this Agreement and consents to such transactions.

                                   ARTICLE III

                                    PAYMENTS

                  Section 3.01 Payments. As consideration for the sale, assignment and transfer contemplated by Section 2.01 hereof, the Assignee shall, on the Assignment Date, assume Assignor's obligations in respect of the Assigned Interest and pay to the Assignor an amount equal to the Loan Balance, if any. An amount equal to all accrued and unpaid interest and fees shall be paid to the Assignor as provided in Section 3.02 (iii) below. Except as otherwise provided in this Agreement, all payments hereunder shall be made in Dollars and in immediately available funds, without setoff, deduction or counterclaim.

                  Section 3.02 Allocation of Payments. The Assignor and the Assignee agree that (i) the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (ii) the Assignee shall be entitled to any payments of principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date, and (iii) the Collateral Agent is authorized and instructed to allocate payments received by it for account of the Assignor and the Assignee as

                                   Exhibit D-2
provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

                  Section 3.03 Delivery of Notes. Promptly following the receipt by the Assignor of the consideration required to be paid under Section 3.01 hereof, the Assignor shall, in the manner contemplated by Section 12.06(b) of the Term Loan Agreement, (i) deliver to the Collateral Agent (or its counsel) the Notes held by the Assignor and (ii) notify the Collateral Agent to request that the Borrower execute and deliver new Notes to the Assignor, if Assignor continues to be a Lender, and the Assignee, dated the date of this Agreement in respective principal amounts equal to the respective Loans of the Assignor (if appropriate) and the Assignee after giving effect to the sale, assignment and transfer contemplated hereby.

                  Section 3.04 Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  Section 4.01 Conditions Precedent. The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

                  (a) the execution and delivery of this Agreement by the Assignor and the Assignee;

                  (b) the execution and delivery of the Intercreditor Agreement by the Assignee;

                  (c) the receipt by the Assignor of the payment required to be made by the Assignee under Section 3.01 hereof; and

                  (d) the acknowledgment and consent by the Collateral Agent contemplated by Section 2.03 hereof.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  Section 5.01 Representations and Warranties of the Assignor. The Assignor represents and warrants to the Assignee as follows:

                  (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

                  (b) the execution, delivery and compliance with the terms hereof by Assignor and the delivery of all instruments required to be delivered by it hereunder do not and

                                   Exhibit D-3
         will not violate any Governmental Requirement applicable to it;

                  (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;

                  (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

                  (e) the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever; and

                  (f) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignor.

                  Section 5.02 Disclaimer. Except as expressly provided in
Section 5.01 hereof, the Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Term Loan Agreement or in any certificate or other document referred to or provided for in, or received by any Lender under, the Term Loan Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of the Term Loan Agreement, the Notes or any other document referred to or provided for therein or for any failure by the Borrower or any other Person (other than Assignor) to perform any of its obligations thereunder prior or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower or the Subsidiaries or any other obligor or guarantor, or any other matter relating to the Term Loan Agreement or any other Security Instrument or any extension of credit thereunder.

                  Section 5.03 Representations and Warranties of the Assignee. The Assignee represents and warrants to the Assignor as follows:

                  (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

                  (b) the execution, delivery and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

                  (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

                  (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

                                   Exhibit D-4

                  (e) the Assignee has fully reviewed the terms of the Term Loan Agreement and the other Security Instruments and has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement;

                  (f) the Assignee hereby affirms that the representations contained in Section 4.06(d)(i) and (ii) of the Term Loan Agreement are true and accurate as to it and, to the extent applicable, the Assignee has contemporaneously herewith delivered to the Collateral Agent and the Borrower such certifications as are required thereby to avoid the withholding taxes referred to in Section 4.06; and

                  (g) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignee.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 6.01 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) to the intended recipient at its "ADDRESS FOR NOTICES" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

                  Section 6.02 Amendment, Modification or Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the Collateral Agent.

                  Section 6.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Collateral Agent and the Borrower, and the Assignee agrees that the Collateral Agent and the Borrower are entitled to rely upon such representations and warranties.

                  Section 6.04 Assignments. Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Term Loan Agreement.

                  Section 6.05 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  Section 6.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

                  Section 6.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas.

                                   Exhibit D-5

                  Section 6.08 Expenses. Each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

                  Section 6.09 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.

                                    ASSIGNOR:

                                    __________________________________________

                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

                                    Address for Notices:

                                    __________________________________________
                                    __________________________________________
                                    __________________________________________

                                    __________________________________________
                                    __________________________________________
                                    __________________________________________

                                   Exhibit D-6

                                    ASSIGNEE:

                                    __________________________________________

                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

                                    Address for Notices:
                                    __________________________________________
                                    __________________________________________
                                    __________________________________________

                                    Telecopier No.: __________________________
                                    Telephone No.: ___________________________
                                    Attention: _______________________________

ACKNOWLEDGED AND CONSENTED TO:

__________________________________________,
as Collateral Agent

By: ______________________________________
Name: ____________________________________
Title: ___________________________________

                                   Exhibit D-7